EXHIBIT 10.J


                             DONALDSON COMPANY, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               (1999 RESTATEMENT)


                 As Amended and Restated Effective July 30, 1999

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                             DONALDSON COMPANY, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               (1999 RESTATEMENT)


                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.   ESTABLISHMENT AND PURPOSE.........................................1
             1.1.   Establishment
             1.2.   Purpose

SECTION 2.   DEFINITIONS.......................................................2
             2.1.   Account
             2.2.   Actuarial Equivalent
             2.3.   Affiliate
             2.4.   Basic Retirement Plan Benefits
             2.5.   Beneficiary
             2.6.   Board
             2.7.   Change of Control
                    2.7.1.   Affiliate
                    2.7.2.   Beneficial Owner
                    2.7.3.   Exchange Act
                    2.7.4.   Person
             2.8.   Code
             2.9.   Committee
             2.10.  Company
             2.11.  Compensation
             2.12.  Deferral Credit
             2.13.  Deferred Compensation Plan
             2.14.  Disability, Disabled
             2.15.  Early Retirement Factor
             2.16.  Effective Date
             2.17.  Eligible Employee
             2.18.  ERISA
             2.19.  Final Average Compensation
             2.20.  Participant
             2.21.  Pension Plan
             2.22.  Pension Service
             2.23.  Plan
             2.24.  Plan Year
             2.25.  Termination of Employment


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             2.26.  Vested

SECTION 3.   ELIGIBILITY AND PARTICIPATION.....................................8
             3.1.   Eligibility
             3.2.   Commencement of Participation
             3.3.   Termination of Participation
             3.4.   Overriding Exclusion

SECTION 4.   CREDITED AMOUNTS..................................................9
             4.1.   Normal Retirement Benefit
             4.2.   Early Retirement Benefit
             4.3.   Disability or Death Benefit
             4.4.   Vesting

SECTION 5.   TIME AND MANNER OF PAYMENTS......................................10
             5.1.   Time of Payment
             5.2.   Manner of Payment
             5.3.   Changes in Time and Manner of Payment
             5.4.   Change in Control Distributions
             5.5.   Acceleration of Payments
                    5.5.1.   When Available
                    5.5.2.   Forfeiture
             5.6.   Death Benefit
             5.7.   Beneficiary Designation

SECTION 6.   ACCOUNT..........................................................12
             6.1.   Participant Accounts
             6.2.   Investment of Accounts
             6.3.   Charges Against Accounts

SECTION 7.   FUNDING..........................................................13
             7.1.   Funding
             7.2.   Corporate Obligation

SECTION 8.   FORFEITURE OF BENEFITS...........................................14

SECTION 9.   ADMINISTRATION...................................................15
             9.1.   Authority
             9.2.   Liability
             9.3.   Procedures
             9.4.   Claim for Benefits
             9.5.   Claims Procedure
                    9.5.1.   Original Claim


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                    9.5.2.   Claims Review Procedure
                    9.5.3.   General Rules
             9.6.   Payments upon Imposition of Federal or State Taxes
             9.7.   Legal Fees
             9.8.   Errors in Computations

SECTION 10.  MISCELLANEOUS....................................................18
             10.1.  Not an Employment Contract
             10.2.  Nontransferability
             10.3.  Tax Withholding
             10.4.  Expenses
             10.5.  Governing Law
             10.6.  Amendment and Termination
             10.7.  Rules of Interpretation


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                             DONALDSON COMPANY, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               (1999 RESTATEMENT)


                                    SECTION 1

                            ESTABLISHMENT AND PURPOSE

1.1. ESTABLISHMENT. Effective as of July 30, 1999, Donaldson Company, Inc. hereby amends and restates its nonqualified compensation plan for a select group of highly compensated employees known as the "DONALDSON COMPANY, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN".

1.2. PURPOSE. The purpose of this Plan is to enable the Company to provide supplemental retirement benefits to a select group of management or highly compensated employees such that the sum of the supplemental benefits, certain other retirement benefits provided by Company, and benefits provided by prior employers, will not be less than a predetermined portion of the employee's final average compensation.

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                                    SECTION 2

                                   DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

2.1. ACCOUNT -- the compensation account established under this Plan for a Participant pursuant to Section 6.1.

2.2. ACTUARIAL EQUIVALENT -- a benefit of equivalent value computed on the basis of actuarial tables, factors and assumptions set forth in Appendix C to the Donaldson Company, Inc. Salaried Employees' Pension Plan.

2.3. AFFILIATE -- a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "common control" or "affiliated service group" business entity but which is otherwise affiliated with the Company, subject to such limitations as the Committee may impose.

2.4. BASIC RETIREMENT PLAN BENEFITS -- the single lump sum value of the benefits payable under all of the following plans, determined as of the date of the Eligible Employee's Termination of Employment, death or Disability, whichever happens first (or if the value of a plan cannot be determined as of that date, as of the valuation date for such plan that immediately precedes or follows such Termination of Employment, death or Disability, whichever happens first, as determined by the Committee), and subject to the limitations, if any, set forth below:

         (a) Donaldson Company, Inc. Employee Stock Ownership Plan (including PAYSOP);

         (b)      Donaldson Company, Inc. Salaried Employees' Pension Plan;

         (c)      Donaldson Company, Inc. Excess Pension Plan;

         (d) Donaldson Company, Inc. Retirement Savings Plan (including profit sharing plan), taking into account only benefits attributable to vested employer matching contributions;


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         (e)      Donaldson Company, Inc. Deferred Compensation and 401(k)
                  Excess Plan, taking into account only benefits attributable to Company Credits;

         (f)      Donaldson Company, Inc. ESOP Restoration Plan;

         (g) Any qualified or non-qualified retirement plan, program or arrangement provided by the Company or an Affiliate and not listed above, taking into account only vested benefits attributable to employer contributions;

         (h) Any qualified or non-qualified retirement plan, program or arrangement provided by a prior employer, taking into account only vested benefits attributable to employer contributions.

For purposes of paragraphs (g) and (h) above, "employer contributions" does not include pre-tax contributions to a tax-qualified retirement plan elected by an Eligible Employee in lieu of current compensation under a 401(k) arrangement, or any other amount contributed due to an Eligible Employee's election to defer compensation. If prior to the earliest of the Eligible Employee's Termination of Employment, death or Disability the Eligible Employee received a distribution of any benefits that, but for the distribution, would have been included in the Eligible Employee's Basic Retirement Plan Benefits, such Basic Retirement Plan Benefits shall be increased by the amount of such distribution, plus interest thereon at a rate to be determined by the Committee. In the event any of the foregoing plans do not provide for payment in a single lump sum, the benefit taken into account for purposes of this Section 2.4 shall be the single lump sum Actuarial Equivalent of the benefit payable under such plan.

2.5. BENEFICIARY -- any person or entity validly designated by the Participant in accordance with Section 5 to receive the benefits, if any, payable under the Plan with respect to the Participant after the Participant's death. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

2.6. BOARD -- the Board of Directors of the Company.

2.7. CHANGE OF CONTROL -- a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof,


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                  constitute the Board and any new director (other than a
                  director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Solely for purposes of this Section 2.7, the following words and phrases shall have the following meanings:


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         2.7.1. AFFILIATE -- an "affiliate" within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         2.7.2. BENEFICIAL OWNER -- a "beneficial owner" within the meaning of Rule 13d-3 under the Exchange Act.

         2.7.3. EXCHANGE ACT -- the Securities Exchange Act of 1934, as amended from time to time.

         2.7.4. PERSON -- a "person" within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.8. CODE -- the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.9. COMMITTEE -- the Human Resources Committee of the Board of Directors of the Company.

2.10. COMPANY -- Donaldson Company, Inc. and, except in determining under
Section 2.7 hereof whether or not any Change in Control has occurred, shall include any successor by merger, purchase or otherwise.

2.11. COMPENSATION -- the amount of remuneration paid to an Eligible Employee that was treated as "Compensation" within the meaning of the Donaldson Company, Inc. Excess Pension Plan (modified as described in subsections (a) and (b) of
Section 4.2 of such plan), subject, however to the following:

         (a) annual bonuses shall be included in the year they are earned, not the year they are paid;

         (b) amounts paid under a non-qualified plan of deferred compensation shall not be included (e.g., payments of deferred salary or bonus).

2.12. DEFERRAL CREDIT -- any amount credited to an Eligible Employee under
Section 4.1, 4.2 or 4.3 of the Deferred Compensation Plan.


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2.13. DEFERRED COMPENSATION PLAN -- the nonqualified deferred compensation plan known as the "Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan," as amended from time to time.

2.14. DISABILITY, DISABLED -- a physical or mental impairment which constitutes total and permanent disability and during which the Eligible Employee is not receiving any payments of an Early Retirement Pension or a Vested Benefit under the Pension Plan, and the Eligible Employee either:

         (a) is eligible to receive long-term disability benefits under the Company's separate long-term disability insurance plan (which program shall be administered on a uniform and nondiscriminatory basis); if such separate long-term disability coverage is elected by the Eligible Employee, or

         (b) is eligible to receive and is actually receiving (after the applicable waiting period) benefits under the federal Social Security Act as in effect at the time of the Disability.

2.15. EARLY RETIREMENT FACTOR -- a one-sixth of one percent reduction for each month, or portion thereof, that the Participant's Termination of Employment precedes the Participant's attainment of age 62.

2.16. EFFECTIVE DATE -- July 30, 1999.

2.17. ELIGIBLE EMPLOYEE -- any senior officer of the Company who meets all of the requirements of Section 3.1.

2.18. ERISA -- the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.19. FINAL AVERAGE COMPENSATION -- the Participant's average annual Compensation for the highest three consecutive Plan Years out of the most recent ten Plan Years, ending with the Plan Year in which the earliest of the Participant's Termination of Employment, death or Disability, occurs.

2.20. PARTICIPANT -- an Eligible Employee or a former Eligible Employee who has not received all of the benefits to which he or she is entitled under this Plan.

2.21. PENSION PLAN -- the tax-qualified pension plan known as the "Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement)," as amended from time to time.

2.22. PENSION SERVICE -- the Participant's "Benefit Service" as defined in the Pension Plan.


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2.23. PLAN -- the Donaldson Company, Inc. Supplemental Executive Retirement Plan
as set forth herein, and as the same may be amended from time to time.

2.24. PLAN YEAR -- the twelve (12) consecutive month period ending on any July
31.

2.25. TERMINATION OF EMPLOYMENT -- the complete severance of an employee's employment relationship with the Company and all Affiliates, if any, for any reason other than the employee's death or Disability.

2.26. VESTED -- nonforfeitable.


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                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. A senior officer of the Company who is affirmatively selected by the Committee shall be an Eligible Employee and shall participate in the Plan. Committee selections shall continue in effect until rescinded by the Committee. The Committee may rescind its selection and thereby discontinue a senior officer's active participation in the Plan at any time. If any amendment or restatement of the Plan increases the cost of the benefits payable to a senior officer, the senior officer's selection will be deemed rescinded immediately prior to the effective date of the amendment or restatement, unless reauthorized by the Committee or its delegate. If a senior officer's selection is rescinded (or deemed rescinded), the benefit, if any, provided by this Plan shall be calculated pursuant to the terms of the Plan in effect when the rescission (or deemed rescission) took effect, using only the Participant's compensation through that time, but calculating any offset for other benefits using the amount of such other benefits at the time of the person's actual Termination of Employment.

3.2. COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan when the Eligible Employee is first affirmatively selected as required by Section 3.1.

3.3. TERMINATION OF PARTICIPATION. A person shall cease to be a Participant as soon as all amounts payable to the Participant have been paid in full.

3.4. OVERRIDING EXCLUSION. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate AB INITIO and upon demand such person shall be obligated to reimburse the Company for all amounts erroneously paid to him or her.


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                                    SECTION 4

                                CREDITED AMOUNTS

4.1. NORMAL RETIREMENT BENEFIT. A Participant whose Termination of Employment occurs on or after the date the Participant attains age 62 and completes at least ten (10) years of Pension Service shall be credited with a Normal Retirement Benefit equal to (a) minus (b):

         (a)      the product of (i), (ii) and (iii):

                  (i)      30%
                  (ii)     Years of Pension Service, limited to twenty (20)
                  (iii)    Final Average Compensation

         (b) the lump sum value of the Participant's Basic Retirement Plan Benefits.

4.2. EARLY RETIREMENT BENEFIT. A Participant whose Termination of Employment occurs after the Participant has completed at least fifteen (15) years of Pension Service and attained age 55, but before the date the Participant attains age 62 shall, in lieu of any other benefit under this Plan, be credited with an Early Retirement Benefit equal to the amount determined in the same manner as provided in Section 4.1 above, except that the product in Section 4.1(a) will include a fourth factor:

                  (iv)     Early Retirement Factor

(Example: If a Participant retires early at age 60, the product in Section 4.1(a) would be further multiplied by .96.)

4.3. DISABILITY OR DEATH BENEFIT. A Participant who becomes Disabled prior to his or her Termination of Employment and after completing at least fifteen (15) years of Pension Service and before the date he or she attains age 62, or who dies prior to both the Participant's Termination of Employment and Disability, shall, in lieu of any other benefit under this Plan, be credited with a Disability or Death Benefit equal to the amount determined in the same manner as provided in Section 4.2, taking into account only Pension Service through the date of Disability or death, and determining the Early Retirement Factor based on the amount, if any, by which the Participant's Disability or death precedes the Participant's attainment of age 62.

4.4. VESTING. The applicable amount determined in accordance with this Section 4 shall be credited to the Participant's Account at the time of the Participant's Termination of Employment, death or Disability, as applicable. Subject to the forfeiture provisions of Section 8, any Account established for a Participant under this Plan shall be 100% Vested at all times.


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                                    SECTION 5

                           TIME AND MANNER OF PAYMENTS

5.1. TIME OF PAYMENT. Payment of a Participant's Account under the Plan will commence as soon as administratively feasible following the occurrence of the earliest of the following events:

         (a)      death,

         (b)      Disability, or

         (c) the date of distribution selected by the Participant in writing at a time and on a form prescribed by the Committee.

5.2. MANNER OF PAYMENT. A Participant's Account shall be paid in cash to the Participant in either a single lump sum payment or in annual installments of not more than fifteen (15) years. The Participant must elect a manner of payment at the time the Participant elects his or her date of distribution pursuant to
Section 5.1(c). In the event no election was made by the Participant, payment shall be in a single lump sum.

5.3. CHANGES IN TIME AND MANNER OF PAYMENT. Notwithstanding the foregoing, a Participant may make a new election concerning selection of the time and form of payment authorized pursuant to this Section 5 (the "New Election") in accordance with the following terms and conditions, unless waived or modified by the
Committee:

         (a) A New Election shall only be permitted once and must be made and become effective as hereinafter provided, if at all, prior to the Participant's Termination of Employment, death or Disability, whichever happens first;

         (b) A New Election shall become effective twelve months after it is received by the Company; and

         (c) If any of the events set forth in Section 5.1 of the Plan occur prior to the effective date of a New Election, then payments shall be paid hereunder to or with respect to the Participant according to the elections in effect at the time of the event.

5.4. CHANGE IN CONTROL DISTRIBUTIONS. In the event of a Change in Control, a Participant whose Termination of Employment, death or Disability has not occurred nevertheless shall be credited with the benefit, if any, that would have been credited to the Participant's Account if the Participant's Termination of Employment had occurred on the date of the Change in Control. Distribution of the entire Account payable to a Participant, or to the Beneficiary of a deceased Participant, shall be made on the day the Change in Control occurs notwithstanding any other provisions of this Section 5. Such distribution shall be made in a lump sum cash payment.


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5.5. ACCELERATION OF PAYMENTS.

         5.5.1. WHEN AVAILABLE. A Participant or Beneficiary who is receiving installments may receive an accelerated payment of his or her entire Account (after reduction for the forfeiture described in Section 5.6.2). To receive such an accelerated payment, the Participant or Beneficiary must file a written payment application with the Committee. Payment of the accelerated payment (after reduction for the forfeiture described in Section 5.6.2) shall be made as soon as administratively feasible following the approval of a completed application by the Committee. Such accelerated payment shall be made in a lump sum cash payment. The amount of the accelerated payment shall be equal to the value of the Account as of such distribution date (after reduction for the forfeiture described below).

         5.5.2. FORFEITURE. Upon the approval of an accelerated payment, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to six percent (6%) of the Account. In addition, if the Participant is an active employee at the time of the accelerated payment, the Participant will not be an Eligible Employee under this Plan for two (2) years following such accelerated payment.

5.6. DEATH BENEFIT. In the event of a Participant's death, the Company shall pay the amount of the Participant's Account as of the date of death (as adjusted from time to time pursuant to Section 6.2) in a lump sum or in installments, as previously elected by the Participant, to the Participant's designated Beneficiary as soon as administratively feasible. In the event no election was made by the Participant, payment shall be in a single lump sum.

5.7. BENEFICIARY DESIGNATION. A Participant shall submit to the Company upon initial designation as an Eligible Employee in the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Account under the Plan shall be made in the event of the Participant's death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect.


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                                    SECTION 6

                                     ACCOUNT

6.1. PARTICIPANT ACCOUNTS. The Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the value of the Normal Retirement Benefit, Early Retirement Benefit, Disability or Death Benefit credited to the Participant at the time of the Participant's Termination of Employment, death or Disability, whichever applies.

6.2. INVESTMENT OF ACCOUNTS. When the manner of payment is annual installments, the Participant's Account will be adjusted as of the last day of each Plan Year to the same extent that an equal amount would be adjusted if it had been credited to the subfund under the Deferred Compensation Plan that provides a fixed rate of return.

6.3. CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's bookkeeping account any payments made to the Participant or the Participant's Beneficiary in accordance with Section 5.


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                                    SECTION 7

                                     FUNDING

7.1. FUNDING. The Company and its Affiliates shall be responsible for paying all benefits due hereunder. For the purpose of facilitating the payment of benefits due hereunder, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an Agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participant until distributions under Section 5 are actually received. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.

7.2. CORPORATE OBLIGATION. Neither the officers nor any member of the Board of Directors of the Company or any of its Affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at anytime to payments hereunder shall look solely to the assets of the Company and its Affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its Affiliates in connection with this Plan.


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                                    SECTION 8

                             FORFEITURE OF BENEFITS

All unpaid benefits under this Plan shall be permanently forfeited if the Committee determines that the Participant, either before or after the Participant's Termination of Employment or Disability, or before the Participant's death:

         (a) engaged in criminal or fraudulent conduct resulting in a hardship to the Company or an Affiliate; or

         (b) breached the Participant's written employment agreement with the Company or an Affiliate.

                                    SECTION 9

                                 ADMINISTRATION

9.1. AUTHORITY. The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests. The Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Company, such functions assigned to the Committee hereunder as it may from time to time deem advisable. Until withdrawn or redelegated by the Committee, all of the Committee's power and authority under this Section 9.1, and all of the Committee's power and authority to reauthorize continued participation following an amendment or restatement described in Section 3.1, shall be deemed delegated to the Company's Vice President in charge of executive compensation, excluding only the power and authority to act in such a way as would materially increase the cost of the Plan.

9.2. LIABILITY. No member of the Committee and no director or member of the management of the Company or its Affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

9.3. PROCEDURES. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

9.4. CLAIM FOR BENEFITS. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

9.5. CLAIMS PROCEDURE. Until modified by the Committee, the claims procedure set forth in this Section 9.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

         9.5.1. ORIGINAL CLAIM. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

         (a)      the specific reasons for the denial,

         (b) the specific references to the pertinent provisions of this Plan on which the denial is based,

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

         (d) an explanation of the claims review procedure set forth in this Section.

         9.5.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

         9.5.3. GENERAL RULES.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

         (b) All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

         (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

         (e) The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this

                  Plan Statement and all other pertinent documents in the possession of the Company and its Affiliates.

9.6. PAYMENTS UPON IMPOSITION OF FEDERAL OR STATE TAXES. If any Participant is determined to be subject to federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to federal income tax upon the earliest of:

                  (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts;

                  (ii) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or

                  (iii) an opinion by the Tax Counsel of the Company, addressed to the Company that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participant's behalf hereunder are subject to federal or state income tax prior to payment.

The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same.

9.7. LEGAL FEES. If the Company does not pay the benefits required under the terms of the Plan for reasons other than the insolvency of the Company, the Company agrees to reimburse any Participant for all legal fees incurred in enforcing his or her claim to benefits under the Plan.

9.8. ERRORS IN COMPUTATIONS. The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                   SECTION 10

                                  MISCELLANEOUS

10.1. NOT AN EMPLOYMENT CONTRACT. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

10.2. NONTRANSFERABILITY. A Participant's rights and interest under the Plan, including amounts payable, may not be assigned, alienated, pledged or transferred except, in the event of a Participant's death to his Beneficiary. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to the Participant or Beneficiary.

10.3. TAX WITHHOLDING. The Company shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company under applicable law with respect to any amount payable under the Plan. The Participant shall not be liable for any tax withholding.

10.4. EXPENSES. All expenses of administering the Plan shall be borne by the Company.

10.5. GOVERNING LAW. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

10.6. AMENDMENT AND TERMINATION. The Company reserves the power to unilaterally amend this Plan at any time, either prospectively or retroactively or both:

         (a)      in any respect by resolution of its Board of Directors; and

         (b) in any respect that does not materially increase the cost of the Plan by action of the Committee (with the written concurrence of the Chief Executive Officer of the Company).

The Committee may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that the Committee may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4 in any manner that reduces the amount of such benefits or alters the effect of any Participant election previously filed with the Company. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of the Company by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.

10.7. RULES OF INTERPRETATION. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing benefits to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA.


Date:                                  DONALDSON COMPANY, INC.
      --------------------

                                       By
                                          --------------------------------------
                                          Chief Executive Officer